UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 5, 2008 (March 5, 2008)
ACG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-97090-01	62-1395968

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (615) 377-0377

(Former name or former address, if changed since last report.)
AMERICAN COLOR GRAPHICS, INC.

(Exact name of registrant as specified in its charter)

New York	33-97090	16-1003976

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (615) 377-0377

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On October 4, 2007, American Color Graphics, Inc. (the “Company”) announced that its Board of Directors had determined to conduct a review of its strategic options and would work with its financial advisor, Lehman Brothers, in connection with the review. The Company stated that its strategic options could include, among other things, seeking to sell ACG Holdings, Inc. (“ACG Holdings”), seeking to exchange some or all of its 10% Senior Second Secured Notes Due 2010 (the “2010 Notes”) for other securities of ACG Holdings, seeking waivers or amendments from the requisite lenders under its existing first lien bank credit facilities and the 2010 Notes, seeking to incur additional indebtedness above currently permitted levels (if the requisite lenders under its existing first lien bank credit facilities and the 2010 Notes permit it), seeking to refinance its existing first lien bank credit facilities, or taking other actions that could have a material effect on the Company. The Company has considered, and will continue to consider, one or more of these options. The Company cannot provide any assurance that any such option will be pursued or can be accomplished or as to the timing or terms of any such action.
     On February 14, 2008, certain provisions of the Company’s existing first lien bank credit facilities were amended or waived to temporarily waive through and including March 13, 2008, any default under such bank credit facilities resulting from noncompliance with the first lien coverage ratio covenant in each such bank credit facility as of September 30 and December 31, 2007, for all purposes of such bank credit facilities (including, without limitation, for the purpose of determining the Company’s entitlement to make additional borrowings under either such bank credit facility on or prior to such date). Such amendment and waiver also (a) waived through and including March 13, 2008, the requirement that the Company repay the $5 million supplemental term loan under its existing first lien term loan facility (the “Supplemental Term Loan”), which was consummated on November 14, 2007, (b) amended certain terms relating to borrowings thereunder, including, without limitation, (i) requiring that all new loans be base rate or prime rate loans, (ii) amending the rates applicable to borrowings to, in effect, increase such rates prospectively, and (iii) changing required interest payment dates on base rate or prime rate loans from quarterly to monthly, (c) required that the Company maintain certain daily levels of minimum total availability under its first lien bank credit facilities going forward (and deleted the total liquidity maintenance covenant in each such facility), and (d) waived through and including March 13, 2008, the Company’s noncompliance with its obligation thereunder to deliver its consolidated financial statements for the fiscal year ended March 31, 2007, accompanied by a report or opinion of its independent certified public accountants that was not subject to any “going concern” explanatory paragraph.
     On March 3, 2008, certain provisions of the Company’s existing first lien bank credit facilities were also amended or waived to temporarily waive through and including June 6, 2008, any default under such bank credit facilities resulting from noncompliance with the first lien coverage ratio covenant in each such bank credit facility as of September 30 and December 31, 2007, and March 31, 2008, for all purposes of such bank credit facilities (including, without limitation, for the purpose of determining the Company’s entitlement to make additional borrowings under either such bank credit facility on or prior to such date). Such amendment and waiver also (a) waived through and including June 6, 2008, the requirement that the Company repay the Supplemental Term Loan, (b) permitted the indebtedness and liens under the March 2008 Facility referred to below, (c) amended the requirement that the Company maintain certain daily levels of minimum total availability under its bank credit facilities going forward, (d) requires that the Company maintain certain daily levels of minimum total indebtedness under the March 2008 Facility going forward, and (e) waived through and including June 6, 2008, the Company’s noncompliance with its obligation thereunder to deliver its consolidated financial statements for the fiscal years ended March 31, 2007 and 2008, accompanied by a report or opinion of its independent certified public accountants that was not subject to any “going concern” explanatory paragraph. Such waivers of defaults are terminable upon the earliest to occur of (a) the occurrence of any other default or event of default under the Company’s existing first lien bank credit facilities, (b) the occurrence of any default or event of default under the March 2008 Facility not waived or cured within the applicable grace period, if any, and (c) the failure of the Company to consummate the Consent Solicitation referred to below by March 14, 2008 in accordance with its terms. The Company has agreed to pay consenting lenders an aggregate amendment fee of $850,000 in connection with such amendments on June 6, 2008, subject to eariler payment under certain circumstances.
     On March 3, 2008, the Company, as borrower, and ACG Holdings and certain subsidiaries of the Company, as guarantors, entered into an additional credit facility (the “March 2008 Facility”) with Special Situations Investing Group, Inc., as administrative agent, and certain lenders party thereto (the “March 2008 Facility Lenders”) providing for additional term loans in an aggregate principal amount not to exceed $8 million. The March 2008 Facility Lenders, or their affiliates, beneficially own 61.5% and 66.4% in aggregate principal amount of the 2010 Notes and the Company’s Non-Interest Bearing Senior Second Secured Notes Due 2008 (the “2008 Notes”), respectively. The March 2008 Facility will improve the Company’s liquidity position.
     An initial borrowing of $3 million under the March 2008 Facility was consummated on March 5, 2008. Subject to satisfaction or waiver of the conditions to additional borrowings under the March 2008 Facility described below, additional borrowings may be made on each funding date, and in the principal amount set forth opposite such funding date, set forth below:

Funding Date	Amount
March 13, 2008	$0.5 million
March 24, 2008	2.0 million
April 21, 2008	2.5 million
Availability of additional borrowings under the March 2008 Facility on such funding dates is subject to certain customary conditions precedent, as well as the following additional conditions precedent: (a) consummation of the Consent Solicitation, (b) for funding dates on or after March 15, 2008, payment in full of all amounts, if any, due in respect of any 2008 Notes that shall theretofore have matured, (c) the continuing effectiveness of all waivers and agreements granted or entered into on February 14 and March 3, 2008, by or with the lenders under the Company’s existing first lien bank credit facilities, and (d) entry into, and continuing effectiveness of, an agreement for the Company to merge with an unaffiliated third party reasonably acceptable to the March 2008 Facility Lenders, supported by a first lien financing commitment reasonably acceptable to the March 2008 Facility Lenders, and commitments from other holders of such acquiror’s debt and equity securities to participate in such acquisition, or, if the foregoing conditions in clause (d) have not occurred, the March 2008 Facility Lenders are satisfied with progress toward consummation of a merger.

     Interest on borrowings under the March 2008 Facility accrues at a rate of 10.0% per annum, payable monthly in arrears. A fee of 3.0% of the aggregate maximum principal amount of the March 2008 Facility is payable upon maturity of borrowings under the March 2008 Facility.
     All borrowings under the March 2008 Facility mature upon the earliest to occur of (a) January 15, 2010, (b) the fifth day after an acceleration of the Company’s existing first lien term loan and revolving credit facility as a result of an event of default thereunder, (c) consummation of a merger with or other acquisition by an unaffiliated third party reasonably acceptable to the March 2008 Facility Lenders and (d) consummation of a recapitalization of ACG Holdings or the Company involving the repayment in full or other refinancing of the Company’s existing first lien term loan and revolving credit facility.
     Obligations under the March 2008 Facility are senior obligations of the Company, ACG Holdings and each of the subsidiary guarantors and will be secured by a lien on all collateral securing the Company’s existing first lien bank credit facilities, subject to certain exceptions (the “March 2008 Facility Collateral”). The security interest under the March 2008 Facility in the March 2008 Facility Collateral will rank (a) second in priority to the lien of the Company’s existing first lien bank credit facilities in the March 2008 Facility Collateral and (b) prior to the lien of the Notes in the March 2008 Facility Collateral.
     The March 2008 Facility includes various affirmative and negative covenants and events of default, which are substantially the same as those contained in the Company’s existing first lien bank credit facilities. The ability of the March 2008 Facility Lenders to declare a default or otherwise enforce remedies as a result of any failure of the Company to comply with these covenants is suspended for so long as borrowings under the Company’s first lien bank credit facilities are outstanding.
     On March 3, 2008, the Indenture for the 2010 Notes and the 2008 Notes (collectively, the “Notes”) was amended by the First Supplemental Indenture to permit the indebtedness and liens under the March 2008 Facility.
     On March 5, 2008, the Company commenced a Consent Solicitation seeking consents from holders of the 2008 Notes to proposed amendments to the 2008 Notes to, among other things, (a) extend the maturity date of the 2008 Notes from March 15, 2008, until the later of (i) June 15, 2008, and (ii) the date on which the interest payment due June 15, 2008, in respect of the 2010 Notes is due and payable without default or penalty, and (b) provide for the cancellation of the 2008 Notes, without consideration, upon the consummation of a merger between ACG Holdings and an unaffiliated third party (such amendments, the “2008 Note Amendments”). On March 3, 2008, the Company entered into an Agreement to Consent (the “Consent Agreement”) with holders of approximately 72.2% in aggregate principal amount of the 2008 Notes to consent to the 2008 Note Amendments in advance of the Consent Solicitation.
     The Company is also seeking consents from holders of the 2010 Notes to amend the Indenture therefor to provide that the rights and remedies of the trustee thereunder and the holders of the 2010 Notes in the Collateral (as defined in the Indenture) shall be subordinate and subject to the rights and remedies of the holders of the 2008 Notes with respect to the Junior Liens (as defined in the Indenture).

     For additional information about the March 3, 2008 amendments and waivers to the Company’s existing first lien bank credit facilities, the March 2008, Facility, the First Supplemental Indenture, and the Consent Solicitation, including the principal definitive documentation therefor, see the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”).
     The Company is continually working to improve its liquidity position. The Company believes, based upon current forecasts prepared by management and assuming consummation of the Consent Solicitation and access to all of the funds available under the March 2008 Facility, the Company will have sufficient liquidity to meet its forecasted requirements through June 6, 2008. The Company’s ability to maintain sufficient liquidity may be affected by events beyond its control. If the Company’s business does not generate cash from operations, or it does not otherwise maintain sufficient liquidity, in line with management’s current forecasts for the period through June 6, 2008, or the Consent Solicitation is not consummated, or the entire March 2008 Facility is not available to it, the Company would be required to seek to take one or more additional actions sooner than June 6, 2008, to provide additional liquidity. The Company can provide no assurances that any such action it may seek to take could be successfully accomplished or as to the timing or terms thereof.
     The Company does not believe it is probable that it will be in compliance with the first lien coverage ratio covenants under its existing first lien bank credit facilities or the March 2008 Facility after June 6, 2008. Based upon current forecasts prepared by management and assuming consummation of the Consent Solicitation and access to all of the funds available under the March 2008 Facility, in order for the Company to have sufficient liquidity to meet its requirements for liquidity after June 6, 2008, including payment of the principal of and accrued interest on the Supplemental Term Loan on June 7, 2008, payment of the principal of the 2008 Notes when due, and payment of the principal of and interest on borrowings under the March 2008 Facility when due, the Company would have to take one or more additional actions to improve its liquidity or modify its requirements for liquidity, which could include, without limitation, seeking to sell ACG Holdings to another party, seeking to exchange some or all the Notes for other securities of ACG Holdings, seeking waivers or amendments from the requisite lenders under its existing first lien bank credit facilities or the March 2008 Facility or the requisite holders of the Notes, or all thereof, under the documentation therefor, seeking to incur additional indebtedness above currently permitted levels (if the requisite lenders under its existing first lien bank credit facilities and the March 2008 Facility and the requisite holders of the Notes permit it), seeking to refinance some or all of its existing first lien bank credit facilities and the March 2008 Facility, or taking other actions that could have a material adverse effect on the Company. If the Company’s business does not generate cash from operations, or it does not otherwise maintain sufficient liquidity, in line with management’s current forecasts for the period through June 6, 2008, or the Consent Solicitation is not consummated or the entire March 2008 Facility is not available to it, the Company would be required to seek to take one or more additional actions sooner than June 6, 2008, to provide additional liquidity. The Company can provide no assurance that any such action it may seek to take could be successfully accomplished or as to the timing or terms thereof.
     This Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “intends,” “expects,” “may,” “will,”

“estimates,” “should,” “could,” “anticipates,” “plans” or other comparable terms. Forward-looking statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements as a result of many factors outside of the control of the Company, including, but not limited to:
•	actions, or failures to act, by the lenders under the Company’s bank credit facilities and the 2010 Notes;
•	actions, or failures to act, by the Company’s trade creditors, including actions that might affect the Company’s ability to purchase paper and other raw materials under satisfactory credit terms or that could increase the cash required to fund the Company’s operations;
•	actions, or failures to act, by the Company’s customers, including with respect to payment for the Company’s products and services;
•	actions, or failures to act, by third parties that could have an interest in acquiring the Company;
•	a failure to achieve expected cost reductions or to execute other key strategies;
•	fluctuations in the cost of paper, ink and other key raw materials used;
•	changes in the advertising and print markets;
•	actions by the Company’s competitors, particularly with respect to pricing;
•	the financial condition of the Company’s customers;
•	downgrades of the Company’s credit ratings;
•	the Company’s financial condition and liquidity and the Company’s leverage and debt service obligations;
•	the general condition of the United States economy;
•	interest rate and foreign currency exchange rate fluctuations;
•	the level of capital resources required for its operations;
•	changes in the legal and regulatory environment;
•	the demand for the Company’s products and services; and
•	other risks and uncertainties, including the matters set forth in this Report on Form 8-K generally and those described from time to time in the Company’s filings with the SEC.

     All forward-looking statements in this Report on Form 8-K are qualified by these cautionary statements and are made only as of the date of this Report on Form 8-K. The Company does not undertake any obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
     Consequently, such forward-looking statements should be regarded solely as the Company’s current plans, estimates and beliefs. The Company does not undertake to make, and specifically declines any obligation to publicly release the results of, any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ACG HOLDINGS, INC. AMERICAN COLOR GRAPHICS, INC.
By:	/s/ Patrick W. Kellick
Patrick W. Kellick
EXECUTIVE VICE PRESIDENT CHIEF FINANCIAL OFFICER

Dated: March 5, 2008